Exhibit (j)(2)
[PricewaterhouseCoopers Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in the Registration Statement on Form N-1A for the Janus Aspen Series (1933 Act File No. 033-63212) of our report dated February 28, 2014, relating to the statement of financial condition of BNP Paribas Prime Brokerage, Inc., which appears as an exhibit in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
April 29, 2014